News Release

For further information:

Hooper Holmes
Henry E. Dubois
President and CEO
(913) 764-1045

Investors: Andrew Berger
S.M. Berger & Company
(216) 464-6400

Hooper Holmes and Clinical Reference Laboratory, Inc.
Announce Strategic Alliance
CRL to Provide Laboratory Testing Services to Hooper Holmes
Hooper Holmes to Become a Member of CRL's Preferred Provider Network for Wellness Programs
CRL to Acquire Hooper Holmes’ Heritage Labs and Services Business Units for $3.7 million
OLATHE, KS, WEDNESDAY, APRIL 16, 2014 -- Hooper Holmes (NYSE MKT:HH) and Clinical Reference Laboratory, Inc. (CRL) today announced that they have entered into a Strategic Alliance Agreement under which CRL will become Hooper Holmes' exclusive provider of laboratory testing services and Hooper Holmes will become a member of CRL’s preferred provider network for wellness programs.

Under the agreement, Hooper Holmes will also sell the assets and businesses comprising Heritage Labs International, LLC. and Hooper Holmes Services to CRL for $3.7 million. The transaction is expected to close in the late second quarter or early third quarter of 2014.

This transaction will provide Hooper Holmes with additional capital to invest as it focuses on growth supporting Health & Wellness programs, clinical research and government studies. As part of the strategic alliance agreement, Hooper Holmes will also gain access to CRL's wide range of laboratory testing capabilities, subject to defined standards of performance.

Hooper Holmes will retain its sample kit assembly and supply chain fulfillment capabilities, which continue to support Health & Wellness operations and other customers.

Henry Dubois, President and CEO of Hooper Holmes commented, "We believe our Strategic Alliance with CRL will accelerate Hooper's growth in health care services and provide improved results for our shareholders. Laboratory testing is an important and growing component of Wellness programs and CRL is an industry leader, performing more than 100 million tests annually. We are excited to bring CRL's vast range of lab testing services to our Health & Wellness customers."

Mr. Dubois continued, “Hooper Holmes' involvement in the life insurance sector will come to an end when this transaction closes, concluding a transition that began with the sale of Portamedic in 2013. Our Company will be purely focused on Health & Wellness and our alliance with CRL will allow us to offer state-of-the art testing capabilities to our customers."

Tim Sotos, Chairman of the Board and CEO of CRL commented, "CRL is delighted to partner with Hooper Holmes on laboratory testing and to welcome Hooper as a member of CRL’s preferred provider network for wellness programs. We are pleased to expand the range of services we offer to the life insurance industry. This strategic alliance is a natural extension of our vision to be the undisputed leader in the markets we serve."

Cantor Fitzgerald & Co. is acting as the financial advisor to Hooper Holmes.

About Hooper Holmes

Hooper Holmes has three segments. Hooper Holmes Health & Wellness performs risk assessment and risk management services including biometric screenings, health risk assessments and onsite wellness coaching for wellness companies, disease management organizations, clinical research organizations and health plans. Heritage Labs tests millions of samples annually and helps insurers better applying the predictive powers of today’s tests. Hooper Holmes Services provides integrated data collection, tele-interviewing and underwriting services.

About Clinical Reference Laboratory, Inc.

Clinical Reference Laboratory, Inc. is a privately held clinical testing laboratory offering leading edge services in the areas of Insurance Risk Assessment, Drugs of Abuse Testing, Wellness, Molecular Diagnostics and Global Clinical Trials. CRL serves clients across the globe in a range of industries, including finance, healthcare, pharmaceutical, energy, transportation and retail. CRL performs hundreds of thousands of tests every day from its dedicated facilities in North America and Europe, with over 275,000 square feet of laboratories, logistics and office space.

This press release contains “forward-looking” statements, as such term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, these forward-looking statements are our ability to successfully implement our business strategy; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to maintain compliance with the financial covenant in our credit facility; our expectations regarding our operating cash flows; and the rate of growth in the Health and Wellness market and rate of life insurance application activity. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 31, 2014. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release to reflect the occurrence of unanticipated events, except as required by law.

# # #